UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 09, 2020

BIOFORCE NANOSCIENCS HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2020 General Booth Blvd. Suite 230 Virginia Beach, VA 23454 (Address of principal executive offices)

                   Registrant's telephone number: (757) 306-6090

            ______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2) Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [   ] No [X]

ITEM 8.01 - OTHER INFORMATION

On July 14, 2020, a "Memorandum of Understanding" (MOU) was entered into by both the management entities of BioForce NanoSciences Holdings, Inc. (BFNH) and Element Global, Inc. (ELGL). The MOU provided for non-binding terms and conditions whereas BFNH could possibly take over ELGL through a merger of the entity, its subsidiaries, and its assets. On October 09, 2020, the management at Element Global, Inc. notified the management at BioForce NanoSciences Holdings,Inc. with their decision not to pursue any assets purchase agreement(s) or a complete merger of their entity, Element Global, Inc with BioForce NanoSciences Holdings, Inc. Per terms of the non-binding MOU, the possible arrangement between the two entities is now null and void, and no definitive agreement on the intended takeover of ELGL or any of its assets will occur by BFNH on or before the close of business on October 13, 2020. Thus, the Board of Directors at BioForce NanoSciences Holdings, Inc. cancelled and voided the July 14, 2020 "Memorandum of Understanding" (MOU) with Element Global, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOFORCE NANOSCIENCES HOLDINGS, INC.

Date: October 12, 2020

By:/s/ Merle Ferguson

Name:  Merle Ferguson

Title:   CEO/ Chairman